Business Development Agreement

THIS BUSINESS DEVELOPMENT AGREEMENT ("Agreement"), dated June 9, 2010, entered into between:

Howard Behling (referred to as "Consultant ")

      and

HIV-Vac, Inc. ("Company ").

WHEREAS:

     A.   Consultant is an international business development advisor;
and
     B.   Company is a publicly traded U.S. corporation; and
     C. Consultant and Company desire to enter into an agreement whereby Consultant will assist Company in establishing business relationships in North and South America, will assist in seeking financing for the Company, and will assist the Company in updating its regulatory filings.

THEREFORE, in consideration of the premises, the promises hereafter set forth, and other good and valuable consideration, the parties hereby agree as follows:

     1. Description of Consultant's Services. Consultant, in the capacity of an independent contractor and not as an employee of Company, agrees to provide the following services to Company:

          a. Identify and approach potential joint-venture partners or acquisitions that might be compatible to the Company's current technology and operations.
          b.   Create joint venture strategies,
          c. Analysis and evaluate target companies; assisting in Due Diligence studies; assisting in negotiations and contractual matters.
          d. Assist in promoting the Company through newspaper, television, and radio interviews and seminars
          f. Attend conventions, trade shows and promotions which might promote the Company's technology.

     2. Description of Company Services. Company agrees to provide Consultant with electronic and printed marketing materials and will arrange to attend important meetings arranged by the Consultant.

     3. Term. The term of this Agreement ("Term") shall commence on the date hereof and continue for a period of three (3) months.

     4. Independent Contractor Agreement. Consultant agrees to be an independent contractor and not an employee under this Agreement.

     5. Company Control. Company, at its sole discretion, has the right to accept or reject any offer or business advice introduced by the Consultant.



     6. Trademarks and Patents. Consultant acknowledges that Company has or might have trademark and patent registrations pending.
Consultant agrees not divulge any privileged or confidential information regarding its business plans, models or technology, without the Company's prior written permission.

     7. Compensation to Consultant. For performance of the services described in this Agreement, Company agrees to compensate Consultant as follows:

Company will pay Consultant a non-refundable fee of $2,500 in cash or alternatively, at the Company's discretion, in lieu of cash, will pay the Consultant 350,000 shares of Company's common stock as a non-refundable engagement fee, such stock to be duly authorized, validly issued and outstanding, fully paid and non-assessable and will not be subject to any liens or encumbrances. The stock issued will be restricted stock as defined by the rules of United States Securities Exchange Commission.

     8. Non-Circumvention and Remedy. Company and Consultant expressly agree that this Agreement constitutes a binding contract. Company, intending to be legally bound, hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate Consultant, directly or indirectly, to avoid payments or fees, commissions, or any other form of compensations to Consultant in any transaction with any corporation, partnership, or individual, revealed by either party to the other, in connection with any projects, or currency exchanges, or any loans or collaterals, or any findings or any other transactions involving products, commodities, services, additions, renewals, extensions, rollovers, amendments, new contracts, re-negotiations, parallel contracts or agreements or third party assignments hereof. The Company shall not contact individuals or entities introduced by Consultant during the term of this Agreement without prior written consent from Consultant. If any transaction of any kind is consummated within twelve (12) months of the termination of this Agreement with an individual or entity introduced directly or indirectly by Consultant to Company and/or Company enters into an agreement to acquire or be acquired by an entity or individual introduced directly or indirectly by Consultant to Company during the term of this Agreement, then that transaction shall be deemed to have been arranged by Consultant under this Agreement and Company shall remunerate Consultant as specified above. If Company breaches any term of this Agreement or violates any of his obligations under this Agreement, e.g. any compensation or fee payments or the Non-Circumvention clause or the Confidentiality clause or any other term, Consultant may seek all remedies and appropriate equitable relief allowed by law, and Consultant shall be entitled to a legal monetary penalty and equitable remedies equal to the maximum fees allowed by a competent court, at law or in equity, including all legal and other expenses, and Consultant may also, at its option, terminate or suspend all performances or services remaining to be rendered by Consultant under this Agreement without being obligated to pay back or reimburse any compensation or fee payments previously received by Consultant under this Agreement.

     9. Exclusivity and Confidentiality. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Company. Consultant shall be required to expend only such time as is necessary to service Company in a commercially reasonable manner. Company and Consultant acknowledge and agree that confidential and valuable information proprietary to either one party and obtained during its business relationship with either one party, shall not be, directly or indirectly, disclosed without the prior express written consent of the other party, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential. All such confidential information provided to either one party by the other shall be clearly and conspicuously marked with the word "Confidential." Consultant may disclose Company's confidential information pursuant to applicable laws or regulations, provided that Consultant may disclose only information required for services and performances hereunder.

     10. Indemnification and Representation. Company agrees to save harmless, indemnify and defend Consultant, its agents and employees from and against any cost, loss, damage, liability, judgment and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Consultant under this Agreement.

     11. Conflict of Interest. The Consultant may have a conflict o interest in that he may have previous ownership or separate commission fees either individually or through a company or agent that the Consultant controls. In any event the Consultant may present these entities to the Company and agrees to disclose such potential conflicts of interest. The Consultant at his sole discretion may present to the Company what the Consultant deems as the most reasonable action for the Company in its recapitalize or restructure.

     12. Miscellaneous. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     13. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the Laws of the State of California and this in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of California shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

     14. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     15. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

     16. Waiver and Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

     17. Binding Arbitration. Any controversy or claim arising out of or relating to this agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in San Diego County, California.

     18. Counterparts and Facsimile Signature. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.

This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. This Agreement may, if required, be signed in counterparts, or by facsimile. Neither party assumes any responsibilities or obligation whatsoever, other than the responsibilities and obligations expressly set forth in this Agreement or a separate written agreement between Company and Consultant. Neither party shall be liable under the provisions of this Agreement for damages on account of accidents, fires, acts of God, government actions, state of war, or any other causes beyond the control of the party whether or not similar to those enumerated. In the event of a conflict between this Agreement and any future agreements executed in connection herewith, the provisions of this Agreement shall generally prevail.

It is acknowledged and agreed by Company and Consultant that should any provision of this Agreement be declared or be determined to be illegal or invalid by final determination of any court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement. This Agreement is subject to all federal, state, and local government regulations, and shall be construed in accordance with the laws of the United States.




   IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.



/s/Kevin Murray
---------------------------------
By: Kevin Murray President, HIV-Vac, Inc.

/s/Howard Behling
---------------------------------
By: Howard Behling, Consultant